EXHIBIT 10.3

AMENDMENT NO. 1 to
AGREEMENT OF SALE

THIS AMENDMENT NO. 1 to AGREEMENT SALE made as of the 11th day of January, 2008 (the “Agreement”) by and between Vibe Records, Inc., a Delaware Corporation (“Vibe”), Benacquista Galleries, Inc., a Nevada corporation (“Benacquista”), James Price, an Individual and Timothy Olphie, an individual (and together the “Parties”).

1.	Paragraph 8 of the Agreement is hereby deleted in its entirety.

All other terms and conditions of the Agreement remain in full force and effect and this agreement shall be governed by all other terms contained therein.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of March   , 2008.

VIBE RECORDS, INC.

By:
Name: Timothy Olphie
Title: President and CEO

BENACQUISTA GALLERIES, INC

By:	/s/ James Price
Name: James Price
Title: President and CEO

By:	/s/ James Price
James Price

By:
Timothy Olphie